Exhibit 99.1
Investor Contact:
Stephen J. Mock
Media Contact:
 Peter Wolf
 Par Pharmaceutical Companies, Inc.
 (201) 802-4000
PAR PHARMACEUTICAL FILES FORM 10-K FOR 2006
Company to Hold First Analysts’ Meeting for September 28, 2007
Woodcliff Lake, N.J., September 6, 2007 — Par Pharmaceutical Companies, Inc. (NYSE:PRX) today filed with the U.S. Securities and Exchange Commission its 2006 Annual Report on Form 10-K. The filing of Par’s Form 10-K for 2006 had been delayed due to the work involved in restating its consolidated financial statements for certain prior periods, which were filed earlier this year. Par intends to file its Form 10-Q for the first and second quarters of 2007 at the earliest practicable date.
Fourth-Quarter and 2006 Results
For the fourth quarter ended December 31, 2006, Par reported total revenues of $183.6 million and net income of $5.0 million, or $0.15 per diluted share. This is compared with reported revenues of $98.1 million and a net loss of $35.7 million, or $1.04 per diluted share, for the same period in 2005. For the year ended December 31, 2006, Par reported record total revenues of $725.2 million and net income of $6.7 million, or $0.19 per diluted share. This is compared with reported revenues of $432.3 million and a net loss of $15.3 million, or $0.44 per diluted share, for 2005.
Fourth-quarter 2006 reported, or GAAP, results included severance costs of $5.2 million, a $3.2 million investment gain and a $1.0 million asset impairment, all of which are discussed in more detail below. Adjusting for these items, net income for the fourth quarter of 2006 was $6.9 million, or $0.20 per diluted share. By comparison, fourth-quarter 2005 reported results included a $40.0 million charge for the divestiture of FineTech Laboratories, Ltd. and a $9.2 million asset impairment charge related to Par’s purchase of the new drug application (NDA) for Isoptin® SR. Adjusting for these items, the company’s net loss was $5.1 million, or $0.15 per diluted share, for the fourth quarter of 2005.
Par’s reported, or GAAP, results for the year ended December 31, 2006, included a write-off of approximately $10.0 million of accounts receivable related to invalid customer deductions, the collection of which the company determined it would no longer pursue, and more than $14.0 million of expense related to severance costs, the write-down of an equity investment and an arbitration settlement. Reported results for 2006 also included a $3.1 million gain related to a settlement agreement and a $1.9 million loss on the return of inventory related to the same agreement. After adjusting for these items, net income for 2006 was $21.5 million, or $0.62 per diluted share. By comparison, reported results for the year ended December 31, 2005, included the aforementioned divestiture of FineTech Laboratories, Ltd., and a $16.2 million charge for asset impairments related to Isoptin® SR and latanoprost, offset by a $16.0 million net investment gain and the resolution of tax contingencies of $7.2 million. Adjusting for these items, net income for 2005 was $4.7 million, or $0.14 per diluted share. [See reconciliation between reported (GAAP) and adjusted net income (loss) at the end of this press release.]
Effective January 1, 2006, Par began recording stock-based compensation in accordance with SFAS 123R. As a result, Par recognized stock option expense of $2.1 million, or $0.04 per diluted share, in the fourth quarter of 2006 and stock option expense of $15.1 million, or $0.27 per diluted share, for the year. Of these amounts, $1.0 million and $4.3 million relate to severance agreements, in the fourth quarter and full year period, respectively.
Fourth-Quarter Review
For the fourth quarter of 2006, total revenues increased 87 percent compared with the same period a year earlier, due primarily to the introduction of new products. Among the products introduced since the fourth quarter of 2005, fluticasone nasal spray achieved sales of $50.5 million, amoxicillin added $15.1 million and metoprolol extended release (ER) 25 mg tablets contributed sales of $8.3 million in the fourth quarter of 2006. Sales of cabergoline, introduced in December 2005, increased by $8.4 million from the fourth quarter of 2005. Par markets fluticasone and the amoxicillin products in the U.S. through supply and distribution agreements with GlaxoSmithKline. Par markets metoprolol ER in the U.S. through a supply and distribution agreement with AstraZeneca. Sales of Megace® ES (megestrol acetate) oral suspension, the company’s first branded product, increased 174 percent to $14.4 million in the fourth quarter. Partially offsetting these increases were reduced sales of paroxetine, which declined by $6.2 million from the fourth quarter of 2005, and tramadol HCl and acetaminophen tablets, which decreased by $4.1 million from the prior-year quarter, due to competitive pressures.
Par’s fourth-quarter gross margin was 32 percent of sales, compared to 21 percent in 2005. The increase in the company’s gross margin resulted primarily from a $9.2 million asset impairment charge related to Par’s purchase of the NDA for Isoptin® SR, which was recorded in cost of goods sold in the fourth quarter of 2005.
Research and development expense rose 27 percent to $18.5 million in the fourth quarter of 2006. This resulted primarily from increased spending on biostudies and higher outside development costs.
Fourth-quarter selling, general and administrative (SG&A) expense increased 53 percent to $37.2 million. In the fourth quarter of 2006, Par entered into separation and release agreements with certain executive officers of the company and also restructured certain business operations, resulting in an approximate 10 percent workforce reduction. In connection with these actions, the company recorded severance expenses of $5.2 million in the fourth quarter, approximately $4.2 million of which is included in SG&A expense. Also contributing to the rise in SG&A expense were increased marketing and selling costs of $2.1 million in support of Megace® ES and stock compensation expense of $0.8 million due to the implementation of SFAS 123R.
In 2004, through a license agreement with NovaDel Pharma Inc., Par acquired the exclusive rights to market, sell and distribute NovaDel’s nitroglycerin lingual spray, NitroMist™. In November 2006, the U.S. Food and Drug Administration approved the product, at which time the company re-evaluated the potential market for NitroMist™ and determined that the product no longer fit the company’s long-term strategy. This product was never launched by the company. As a result, Par recorded an impairment charge of $1.0 million in the fourth quarter of 2006, related to payments made in conjunction with the product approval.
In the fourth quarter of 2006, Par sold all of its investment in Advancis Pharmaceutical Corporation common stock and recorded a $3.2 million investment gain on the sale.
Par currently has cash, cash equivalents and available for sale securities on hand of approximately $345 million. There has been no increase in the company’s borrowings in 2006 or 2007. Par’s cash balances are subject to fluctuation based upon the timing of payments due to the company’s distribution agreement partners.
In September 2006, the company received a notice of default and in October 2006, the company received a notice of acceleration from the trustee of the company’s 2.875% senior subordinated convertible notes due in 2010. The company believes that it has complied with its obligations under the indenture and therefore believes that the notice of default and notice of acceleration are invalid and without merit. In October 2006, the trustee filed a lawsuit alleging a breach of the indenture and demanding certain restitution from the company. Until the matter is resolved, the company is recording the payment obligation under the notes as a current liability on the company’s consolidated balance sheet as of December 31, 2006, because the court in the matter could rule against the company’s position and determine that the appropriate remedy would be the accelerated payment of the notes.
Analysts’ Meeting
To provide an update on the company’s business strategy and results, Par will hold a meeting with investment analysts from 8:30 a.m. EDT to 11:00 a.m. EDT on Friday, September 28. Patrick G. LePore, chairman, chief executive officer and president of Par, will host the meeting. Investors and the general public can view and listen to a live webcast of the meeting by accessing the company’s website at http://www.parpharm.com. An archived copy of the webcast will be available on the same website.
For a copy of Par’s 2006 Annual Report on Form 10-K, visit Investors/SEC Filings on the Par web site at www.parpharm.com.
Non-GAAP Measures
Par prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the company’s results and to provide a meaningful year-over-year comparison of the company’s financial performance, the company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in the attached. In presenting comparable results, the company discloses non-

GAAP financial measures when it believes such measures will be useful to investors in evaluating the company’s underlying business performance. Management uses the non-GAAP financial measures to evaluate the company’s financial performance against internal budgets and targets. In addition, management internally reviews the results of the company excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the company’s core operating results and facilitating comparison across reporting periods. Importantly, the company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. The company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
About Par
Par Pharmaceutical Companies, Inc. develops, manufactures and markets generic drugs and innovative branded pharmaceuticals for specialty markets. For press release and other company information, visit www.parpharm.com.
Safe Harbor Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to risks and uncertainties, including the extent and impact of litigation arising out of the accounting issues described prior public announcements, including the lawsuit brought against the company by the trustee for the company’s Senior Subordinated Convertible Notes seeking an accelerated payment of the $200 million of principal of and accrued interest on the notes or, in the alternative, damages, the difficulty of predicting FDA filings and approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, uncertainty of patent litigation filed against the company, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission (SEC), such as the company’s reports on Form 10-K, Form 10-Q and Form 8-K, and amendments thereto. Any forward-looking statements included in this press release are made as of the date hereof only, based on information available to the company as of the date hereof, and, subject to any applicable law to the contrary, the company assumes no obligation to update any forward-looking statements.
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PAR PHARMACEUTICAL COMPANIES, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005
(In Thousands, Except Share Data)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$120,991	$93,477
Available for sale debt and marketable equity securities	92,120	103,066
Accounts receivable, net	94,784	62,362
Inventories	106,322	96,393
Prepaid expenses and other current assets	15,833	18,759
Deferred income tax assets	72,105	69,256
Income taxes receivable	12,422	18,859
Assets held for sale	—	1,944

Total current assets	514,577	464,116

Property, plant and equipment, at cost less accumulated depreciation and amortization	89,155	87,570
Available for sale debt securities	7,652	3,741
Investment in joint venture	5,292	4,153
Other investments	16,588	21,741
Intangible assets, net	47,880	36,235
Goodwill	63,729	58,729
Deferred charges and other assets	16,000	8,828
Non-current deferred income taxes, net	49,545	50,917

Total assets	$810,418	$736,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$204,469 *	$3,011
Accounts payable	48,297	56,412
Payables due to distribution agreement partners	89,585	46,937
Accrued salaries and employee benefits	15,510	12,780
Accrued expenses and other current liabilities	14,574	25,739
Income taxes payable	16,974	9,683
Liabilities held for sale	—	1,944

Total current liabilities	389,409	156,506

Long-term debt, less current portion	—	202,001
Other long-term liabilities	—	335

Stockholders’ equity:
Preferred Stock, par value $.0001 per share, authorized 6,000,000 shares; none issued and outstanding	—	—
Common Stock, par value $.01 per share, authorized 90,000,000 shares, issued and outstanding 35,901,276 and 35,114,026 shares	359	351
Additional paid-in-capital	254,013	217,403
Retained earnings	200,256	193,515
Accumulated other comprehensive loss	(431)	(1,903)
Treasury stock, at cost 889,245 and 848,588 shares	(33,188)	(32,178)

Total stockholders’ equity	421,009	377,188

Total liabilities and stockholders’ equity	$810,418	$736,030

*	$200,000 Senior Subordinated Convertible Notes due in 2010 have been reclassified as a current liability due to pending litigation.

PAR PHARMACEUTICAL COMPANIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	(Unaudited)
	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenues:
Net product sales	$176,807	$94,338	$705,378	$412,126
Other product related revenues	6,826	3,740	19,790	20,130

Total revenues	183,633	98,078	725,168	432,256
Cost of goods sold	124,680	77,557	507,220	277,554

Gross margin	58,953	20,521	217,948	154,702
Operating expenses:
Research and development	18,459	14,569	62,442	62,497
Selling, general and administrative	37,151	24,330	148,488	92,309
Intangible assets impairment	1,100	—	1,100	6,999
Settlements, net	(1,804)	—	(1,804)	—

Total operating expenses	54,906	38,899	210,226	161,805

Operating income (loss)	4,047	(18,378)	7,722	(7,103)
Other income (expense), net	(1,744)	(641)	126	(831)
Equity in loss of joint venture	(166)	(121)	(663)	(534)
Net investment gain	3,190	—	(583)	16,013
Interest income	2,919	1,506	8,974	5,343
Interest expense	(1,712)	(1,553)	(6,781)	(6,793)

Income from continuing operations before provision (benefit) for income taxes	6,534	(19,187)	8,795	6,095
Provision (benefit) for income taxes	1,489	(8,491)	2,054	(5,726)

Income (loss) from continuing operations	5,045	(10,696)	6,741	11,821

Discontinued operations:
Loss from discontinued operations	—	(1,548)	—	(4,957)
Loss from disposal	—	(38,018)	—	(38,018)
Benefit for income taxes	—	(14,549)	—	(15,845)

Loss from discontinued operations	—	(25,017)	—	(27,130)

Net income (loss)	$5,045	$(35,713)	$6,741	$(15,309)

Basic earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.15	$(0.31)	$0.20	$0.35
Loss from discontinued operations	—	(0.73)	—	(0.79)

Net income (loss)	$0.15	$(1.04)	$0.20	$(0.44)

Diluted earnings (loss) per share of common stock:
Income (loss) from continuing operations	$0.15	$(0.31)	$0.19	$0.35
Loss from discontinued operations	—	(0.73)	—	(0.79)

Net income (loss)	$0.15	$(1.04)	$0.19	$(0.44)

Weighted average number of common shares outstanding:
Basic	34,484	34,503	34,422	34,191

Diluted	34,703	34,503	34,653	34,435

Reconciliation Between Reported (GAAP) and Adjusted Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	Dec. 31,	Dec. 31,
	2006	2005
Reported Net Income	$5,045	$(35,713)
Severance Costs	5,229	—
Asset Impairment	1,000	9,178
Investment Gain	(3,190)	—
Loss from Discontinued Operations	—	39,566
Estimated Tax on Adjustments	(1,185)	(18,128)

Adjusted Net Income (Loss) (non-GAAP measure)	$6,899	$(5,097)

Diluted Earnings (Loss) Per Share:
Reported	$0.15	$(1.04)

Adjusted (non-GAAP measure)	$0.20	$(0.15)

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2006	2005
Reported Net Income	$6,741	$(15,309)
Severance Costs	12,373	—
Write-off of Accounts Receivable Relating to Invalid Customer Deductions	9,965	—
Arbitration Settlement	1,502	—
Asset Impairment	1,000	16,177
Net Investment Loss/(Gain)	583	(16,013)
Gain on Settlement, Net of Return of Inventory	(1,150)	—
Loss from Discontinued Operations	—	42,975
Resolution of Tax Contingencies	—	(7,218)
Estimated Tax on Adjustments	(9,466)	(15,909)

Adjusted Net Income (non-GAAP measure)	$21,548	$4,703

Diluted Earnings (Loss) Per Share:
Reported	$0.19	$(0.44)

Adjusted (non-GAAP measure)	$0.62	$0.14